UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2016

INTERACTIVE MULTI-MEDIA AUCTION CORPORATION
(Exact name of registrant as specified in its charter)

British Virgin Islands	333-185909	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vanterpool Plaza, 2nd Floor, Wickhams Cay IRoad Town, Tortola, British Virgin Islands	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 284-494-5959

n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2016, our company entered an Agreement of Securities Exchange and Plan of Reorganization with Stop Sleep Go Limited (“Stop Sleep Go”). Pursuant to this Agreement, we shall effect a business combination whereby we will acquire shares of Stop Sleep Go (the “Transaction”).

At the date of the agreement, there were 129,606 shares of issued and outstanding. In exchange for all of the issued and outstanding shares of Stop Sleep Go, our company will issue an aggregate of 64,803,000 restricted common shares to the shareholders of Stop Sleep Go. Each shareholder of one (1) share of Stop Sleep Go will received 500 common shares of our company as consideration.

The Transaction was previously approved by a minimum of 75% of the shares of Stop Sleep Go. In the event that we receive valid acceptances from shareholders of Stop Sleep Go holding at least 90% of the capital stock of Stop Sleep Go then Stop Sleep Go shall exercise its right in accordance with sections 974 to 991 of the Companies Act 2006 (United Kingdom) to compulsorily acquire the remaining 10% of the capital stock on the same terms.

The agreement under which the parties will agree to carry out the Transaction will contain provisions that are customary for a transaction of this nature.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective October 28, 2016, Julius Cesar Legayo De Vera resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director and, if any, from all other offices of our company, effective immediately. Mr. De Vera’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.
Concurrently with Mr. De Vera’s resignation, Nicholas Hargreaves consented to and was appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of our company, effective immediately to fill the vacancy of Mr. De Vera’s resignation.

Nicholas Hargreaves – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
Mr. Nicholas Hargreaves, age 42, has experience in real estate, recruitment and internet markets. Further, Mr. Hargreaves has created and run sales teams.
From August 2012 to present, Mr. Hargreaves is the founding director of Stop Sleep Go Limited. Stop Sleep Go has offices in both London and the Philippines and has built and launched a vacation rental site that manages aspects of the business including seed round funding. From October 2014 to present, he is the founder, Managing Director and Chief Executive Officer of Cloud Employee Ltd. Cloud Employee is a United Kingdom company that specializes in supplying businesses with dedicated web developers that are predominantly in the technology and e-commerce sectors with offices in London, and Cebu and Manila in the Philippines.  The recruitment and training procedures, customized premises, biometric 'clock-in' sheets and supervision ensure that certain standards are met.
Our company believes that Mr. Hargreaves’s business and operational experience give him the qualifications and skills necessary to serve as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of our company. Our board of director consists of solely of Mr. Hargreaves.

Item 9.01	Financial Statements and Exhibits.
10.1	Agreement of Securities Exchange and Plan of Reorganization between our company and Stop Sleep Go Limited dated October 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INTERACTIVE MULTI-MEDIA AUCTION CORPORATION.
/s/Nicholas Hargreaves/s/
Nicholas Hargreaves
CEO, President and Director
November 14, 2016